Exhibit 99.1

THE CHILDREN’S PLACE EXPANDS CAPITAL RETURN PROGRAM,

ANNOUNCES A 12% INCREASE IN ITS QUARTERLY DIVIDEND

Secaucus, New Jersey – March 21, 2019 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that its Board of Directors has declared a quarterly dividend at an increased rate of $0.56 per share from $0.50 per share, a 12% increase.

Jane Elfers, President and Chief Executive Officer, commented, “This is the fifth consecutive year that we have increased our quarterly dividend, which is a further reflection of our confidence in our ability to execute on our strategic initiatives and our continuing commitment to return excess capital to shareholders. The Children’s Place has a profitable business model, which generates strong cash flow. Since 2009, we have repurchased approximately $1.1 billion of our common stock, and since 2014, paid approximately $100 million in dividends.”

The Board declared a quarterly cash dividend of $0.56 per share to be paid April 26, 2019 to shareholders of record at the close of business on April 15, 2019. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Company’s Board of Directors based on a number of factors, including business and market conditions, the Company’s future financial performance and other investment priorities.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of February 2, 2019, the Company operated 972 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 217 international points of distribution open and operated by its eight franchise partners in 20 countries.

Forward Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 3, 2018. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Anthony Attardo, CFA, Director, Investor Relations, (201) 453-6693